UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 20, 2015
Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House, 1 Burlington Road, Dublin 4, Ireland
(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
As previously disclosed, Jazz Pharmaceuticals Public Limited Company (the “Company”) entered into an agreement in the fourth quarter of 2014 (such agreement, as amended and restated in March 2015, the “Sale Agreement”) to sell certain products that the Company originally acquired as part of the Company’s acquisition of EUSA Pharma Inc. and the business related thereto (such products and the related business, the “Disposed Business”) to Essex Bidco Limited, a company controlled by Essex Woodlands (“Essex”). On March 20, 2015, the Company completed the sale of the Disposed Business pursuant to the Sale Agreement.
Pursuant to the Sale Agreement, the purchase price for the Disposed Business was $34 million, subject to certain adjustments. As of the closing, the Company was entitled to receive approximately $33 million in cash after purchase price adjustments were made prior to the closing. The purchase price is subject to potential further adjustments post-closing. Products in the Disposed Business sold to Essex included Caphosol® (supersaturated calcium phosphate rinse), Collatamp® (lyophilized collagen implant impregnated with the aminoglycoside antibiotic gentamicin), Fomepizole® (fomepizole), Xenazine® (tetrabenazine) and Custodiol® (solution HTK).
The foregoing is a brief summary of certain elements of the Sale Agreement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Sale Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
The Sale Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information about the Disposed Business sold pursuant to, or any of the parties to, the Sale Agreement.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information
The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2014 and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2014, each giving effect to the sale of the Disposed Business pursuant to the Sale Agreement, and the notes related thereto, are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description
2.1	Amended and Restated Agreement for the Acquisition of the Topaz Portfolio Business of Jazz Pharmaceuticals plc, dated March 20, 2015, between Jazz Pharmaceuticals plc and Essex Bidco Limited.*
99.1	Unaudited pro forma condensed consolidated financial information for the year ended December 31, 2014 and the notes related thereto.

*
Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Jazz Pharmaceuticals plc undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Matthew P. Young
Name:	Matthew P. Young
Title:	Executive Vice President and Chief Financial Officer

Date: March 23, 2015

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amended and Restated Agreement for the Acquisition of the Topaz Portfolio Business of Jazz Pharmaceuticals plc, dated March 20, 2015, between Jazz Pharmaceuticals plc and Essex Bidco Limited.*
99.1	Unaudited pro forma condensed consolidated financial information for the year ended December 31, 2014 and the notes related thereto.

*
Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Jazz Pharmaceuticals plc undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.